[Letterhead of
                      Stradley Ronon Stevens & Young, LLP]

                                 August 29, 2000


Board of Directors
Patapsco Bancorp, Inc.
1301 Merritt Boulevard
Dundalk, MD  21222-2194

Attention: Thomas P. O'Neill, Chairman


          RE: Agreement of Merger dated as of May 16, 2000 by and between Patapsco Bancorp, Inc., and PN Financial, Inc., and Northfield Bancorp, Inc.; Proposed Plan of Liquidation of Northfield Bancorp, Inc. by Patapsco Bancorp Inc.; Proposed Agreement of Merger by and between Patapsco Bank and Northfield Savings Bank.
               -----------------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion with regard to certain federal income tax consequences of the proposed merger ("Merger") of PN Financial, Inc. ("PN") with and into Northfield Bancorp, Inc. ("Northfield") followed by the complete liquidation ("Liquidation") of Northfield by Patapsco Bancorp, Inc. ("Patapsco") and the cross-merger ("Cross-Merger") of Northfield Federal Savings Bank ("NFSB") with and into the Patapsco Bank.

     In connection with the preparation of our opinion, we have examined and have relied upon the following:

               (i) The Agreement of Merger ("Merger Agreement") dated as of May 16, 2000 by and between Patapsco and Northfield, including the exhibits thereto, the Resolution of Patapsco's Board of Directors to undertake the Merger and the Resolution of Northfield's shareholders approving the Merger;

Board of Directors
August 29, 2000
Page 2

               (ii) The proposed Plan of Liquidation of Northfield by Patapsco including any exhibits thereto and the Resolution of Patapsco's Board of Directors to undertake the Liquidation;

               (iii) The proposed Agreement of Merger ("Cross-Merger Agreement") by and between Patapsco Bank and NFSB, including the exhibits thereto, the Resolution of Patapsco Bank's Board of Directors to undertake the merger and the Resolution of NFSB's Board of Directors approving the merger; and

               (iv)   The    representations   and   undertaking   of   Patapsco
               substantially in the form of Exhibits A and B.

     In rendering this opinion, we have assumed that prior to consummation of the Liquidation, the Plan of Liquidation will be duly and validly adopted, in substantially the same form as proposed, in a manner in accordance with the Bylaws of Northfield then in effect, by the Board of Directors and the stockholders of Northfield. In addition, in rendering this opinion, we have assumed that prior to consummation of the Cross-Merger, the Cross-Merger Agreement will be duly and validly adopted, in substantially the same form as proposed, in a manner in accordance with the respective Bylaws of The Patapsco Bank and NFSB then in effect, by the respective Boards of Directors and the stockholders of The Patapsco Bank and NFSB.

     Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents in the manner described in such documents, and we have assumed that all representations made to the knowledge of any person or entity or with similar qualification will be true and correct as if made without such qualification. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. We assume that the value of the "Merger Consideration" described in the Merger Agreement will be equal in value, on a per share basis, to each Northfield share for which it is exchanged and that any transfer of property pursuant to the Liquidation will be accomplished within the taxable year. All of our assumptions are made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable. References herein to the "Code" shall be to the Internal Revenue Code of 1986, as amended to the date hereof.

                                     OPINION

     Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger, Liquidation, and Cross-Merger are consummated in accordance with the Merger Agreement, Plan of Liquidation, and Cross-Merger Agreement respectively, we are of the opinion that for federal income tax purposes:

Board of Directors
August 29, 2000
Page 3

          1. The merger of PNP Financial into Northfield under the Merger Agreement will be treated as a purchase of Northfield's stock by Patapsco.

          2. None of PNP Financial, Northfield, nor Patapsco will recognize gain or loss on Patapsco's deemed purchase of Northfield's shares.

          3. A stockholder of Northfield ("Northfield stockholder") may realize gain or loss on the exchange ("Exchange") of such stockholder's Northfield Bancorp Common Stock for the "Merger Consideration" (as defined in the Merger Agreement) depending on the stockholder's adjusted basis in the Northfield Bancorp Common Stock the stockholder surrenders.

          4. A Northfield stockholder's basis in the shares of Patapsco Preferred Stock received will equal their fair market value, on the date of the Exchange.

          5. The character of any gain or loss a Northfield stockholder recognizes as a result of the Merger will be either capital or ordinary depending on whether the Northfield Common Stock the Northfield stockholder surrenders is a capital asset in the Northfield stockholder's hands and, if capital, long-term or short-term depending on the length of time the Northfield stockholder held the Northfield Common Stock the stockholder surrenders.

          6. The holding period of the shares of Patapsco Preferred Stock to be received by a Northfield stockholder will commence on the day immediately following the date of the Exchange.

          7. Neither Patapsco nor Northfield will recognize gain or loss on the Liquidation pursuant to sections 332(a) and 337(a) of the Code.

          8. On the date the Cross-Merger is undertaken, Patapsco Bank and NFSB will each be a party to a reorganization under section 368(b)(2) of the Code.

          9. The Cross-Merger of NFSB into Patapsco Bank will qualify as a reorganization under section 368(a)(1)(A) of the Code.

          10. Neither Patapsco Bank nor NFSB will recognize gain or loss on the Cross-Merger under section 354(a)(1) of the Code.

     We express no opinion with regard to: (1) the federal income tax consequences of the Merger, Liquidation, and Cross-Merger not addressed expressly by this opinion, including without limitation, (1) the tax consequences, if any, to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, and persons who hold their PNP, Northfield, or NFSB common stock as part of a "straddle," "hedge" or "conversion transaction," and (2) federal, state,

Board of Directors
August 29, 2000
Page 4


local and foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

     The foregoing opinion reflects our legal judgement solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

     This opinion is provided solely for the benefit of Patapsco and Northfield.


                                Very truly yours,

                                Stradley, Ronon, Stevens & Young

                                /s/ Zachary P. Alexander
                                -----------------------------------
                                Zachary P. Alexander, Esq.